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                                                                   EXHIBIT 10.13


                             [MEDSCAPE LETTERHEAD]

                                                                  March 15, 1999

Mr. David Yakimischak
28 Beech Avenue
Madison, NJ 07940

                              EMPLOYMENT AGREEMENT

Dear David,

         I'm thrilled to extend to you an offer to join the senior management team of Medscape, Inc. ("Medscape" or the "Company") as Chief Technology Officer, on the following terms and conditions.

         1. DUTIES. As Chief Technology Officer, you will be responsible for formulating and implementing Medscape.com's technical strategy to ensure that it has the technical platforms necessary to maintain its role as the leading healthcare site on the World Wide Web. You will work out of our lovely offices on 29th Street, and report to the Chief Executive Officer. Medscape's IT Group (including the server, network and PC support group) would report to you. Your start date will be March 15, 1999 (the "Start Date").

         2. COMPENSATION AND BENEFITS. Your compensation package would consist of a base salary, performance bonus, stock options and other benefits, as follows:

                  (a) BASE SALARY. Your salary shall be $150,000 per year, payable in accordance with our standard Company payroll practices. Your salary shall be reviewed by the Medscape CEO on each anniversary of your Start Date.

                  (b) PERFORMANCE BONUS. You will also receive a $20,000 performance bonus in cash if mutually agreeable performance goals (e.g., on-time, on-budget completion of technical projects, system uptime, etc.) are met.

                  (c) INCENTIVE STOCK OPTIONS. On your Start Date, you will be granted incentive stock options to purchase 35,000 shares of Medscape's Class B Common Stock, par value $.01 per share, at an exercise price per share equal to the fair market value of
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such options as determined by the Medscape Board of Directors as of your Start
Date ("Incentive Options"). The Company's Stock Option Plan provides that Incentive Options vest over a period of four years as follows: one quarter of the Incentive Options will become exercisable on the first anniversary of your Start Date, and the balance of the Incentive Options will become exercisable in equal monthly installments over the succeeding three years, such that all these Incentive Options will be fully vested after four full years of employment. Incentive Options are issued pursuant to, and are subject to the terms of, the Company's Stock Option Plan and an Incentive Stock Option Agreement, copies of which will be forwarded to you. The Stock Option Plan provides, among other things, that all options must be exercised within 10 years after the date of grant.

                  (d) VACATION. You shall be entitled to three weeks of paid vacation in the first year of your employment and three weeks each year thereafter.

                  (e) HEALTH AND LIFE INSURANCE. You shall be eligible for all standard medical, dental and life insurance coverages offered by the Company to its full-time employees, summaries of which shall be promptly delivered to you.

         3. TERM & TERMINATION. The initial term of your employment shall commence on your Start Date and expire on the fourth anniversary of the Start Date. Your employment hereunder will terminate upon your resignation or death and may be terminated by the Company at any time for or without Good Cause (as defined below) or by reason of your Disability (as defined below). In the event that your employment is terminated by reason of your death or resignation, or by the Company for Good Cause or because of your Disability, you or your estate, as the case may be, will be entitled only to your accrued and unpaid salary as of the date of termination. In the event that your employment is terminated by the Company without Good Cause (and not because of your Disability) during the initial term of your employment, you shall be entitled to receive your accrued and unpaid salary as of the date of termination plus six (6) months salary. "Disability" means a mental or physical condition that renders you incapable of performing your duties and obligations under this Agreement for a period of six consecutive months, or more than 210 days in any eight month period, in the written opinion of a competent physician specializing in such condition selected by the Medscape Board of Directors who has personally examined and evaluated your condition. The Company shall have the right to terminate your employment hereunder at any time following your Disability. "Good Cause" means gross misconduct, gross neglect of duties (including by reason of alcohol or drug dependency), acts involving moral turpitude, conviction of a felony, material breach by you of this Agreement that is not substantially cured within 30 business days after receipt of written notice from the Company of such breach, or any act or omission involving fraud, embezzlement or misappropriation of any property of the Company by you.

         4.  NON-COMPETE.


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                  (a) NON-COMPETE. You agree that your services hereunder are of a special, unique, extraordinary and intellectual character, and your position with the Company places you in a position of confidence and trust with the customers and employees of the Company and its affiliates. You further acknowledge that the rendering of services to the customers of the Company and its affiliates necessarily requires the disclosure of Confidential Information (as defined below) of the Company. You and the Company agree that in the course of your employment with the Company, you may develop a personal acquaintanceship and relationship with the Company's and its affiliates' customers, and a knowledge of those customers' affairs and requirements which may constitute the primary contact of the Company and its affiliates with such customers. You acknowledge that the Company's and its affiliates' relationships with its established customers may therefore be placed in your hands in confidence and trust. You consequently agree that it is reasonable and necessary for the protection of the goodwill and business of the Company that you make the covenants contained herein. Accordingly, you agree that, so long as you are in the Company's employ and for a period of one year after the termination of such employment for any reason whatsoever, you will not, whether as an owner, shareholder (other than in your capacity as holder of less than two percent (2%) of the shares of any corporation whose shares are traded on a national securities exchange or over the counter, which shall be excepted from this restriction), partner, employee, consultant, advisor, independent contractor or otherwise, directly or indirectly compete with the business of the Company in any manner.

                  (b) NON-SOLICITATION. Additionally, you agree that so long as you are in Medscape's employ and for a period of one year after the termination of such employment for any reason whatsoever, you will not, within the United States and its territories and possessions, or in any other geographical area in which the Company has an office or a client (the "Medscape Territory"), directly or indirectly, on your own behalf or on behalf of anyone else engaged in a business which is directly competitive with the Company, without the prior written consent of the Company: (i) persuade or attempt to persuade any customer of the Company or its affiliates as of the date of the termination of your employment, to cease doing business with, or to reduce the amount of business it does with, the Company or its affiliates or solicit the business of any of the Company's or its affiliates' customers as of the date of the termination of your employment hereunder; (ii) render to or for any customer of the Company as of the date of the termination of your employment hereunder any services of the type rendered by the Company to its customers unless such services are rendered as an employee or consultant of the Company; or (iii) solicit or encourage to leave the employ of the Company or its affiliates, or to become employed by any person other than the Company, any employee of the Company or its affiliates, or any individual who was an employee of the Company or its affiliates during the one year prior to the termination of your employment. You further agree that so long as you are in the Company's employ and for a period of one year after the termination of such employment for any reason whatsoever, you will not, within the Medscape Territory, directly or indirectly, on your own behalf or on behalf of anyone else engaged in a business which is directly competitive with the Company, without the prior written consent of the Company, employ any employee of the Company or its affiliates,


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or any individual who was an employee of the Company or its affiliates during the six months prior to the termination of your employment.

                  (c) ACKNOWLEDGMENT. You have carefully considered the nature and extent of the restrictions upon you and the rights and remedies conferred upon the Company under this Agreement, and hereby acknowledge and agree that the same (i) are reasonable in time and territory, (ii) are designed to eliminate competition which otherwise would be unfair to the Company, (iii) do not stifle your inherent skill and experience, (iv) would not operate as a bar to your sole means of support, (v) are fully required to protect the legitimate interests of the Company and (vi) do not confer a benefit upon the Company disproportionate to the detriment to you or the benefit otherwise afforded you by this Agreement. You and the Company acknowledge and agree that the restrictions and obligations imposed on you by virtue of this Paragraph 4 are, in light of the circumstances, fair and reasonable as to type, scope and period of time, and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company. However, it is the intent of you and the Company that this Agreement be enforceable and restrict your activities only to the extent permitted by applicable law. Therefore, if any provision of this Paragraph 4 as presently written shall be construed to be illegal, invalid or unenforceable by a court of competent jurisdiction, said illegal, invalid or unenforceable provision shall be deemed to be amended and shall be construed by the court to have the broadest type, scope and duration permissible under applicable law, and if no validating construction is possible, shall be severable from the rest of this Agreement, and the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         5. DEVELOPMENT RIGHTS AND CONFIDENTIAL INFORMATION.

                  (a) DEVELOPMENT RIGHTS. You agree that any developments by way of invention, design, copyright, trademark, software or other matters which may be developed or perfected by you during the term of your employment by the Company or which are in process or under investigation during such term, and which relate to the business of the Company or its subsidiaries ("Developments"), shall be the property of the Company. You will, at the request and expense of the Company, assist the Company in applying for and prosecuting letters patent for any Development in the United States or in foreign countries if the Company reasonably requests, and will assign and will transfer the same to the Company together with any letters patent, copyrights, trademarks and applications therefor.

                  (b) CONFIDENTIAL INFORMATION. You agree not to disclose or use Confidential Information (as hereinafter defined) of the Company except in connection with your employment by the Company. "Confidential Information" means all information in any manner relating to the Company's business including, but not limited to, information regarding business plans and strategies, trade secrets, "know how," inventions, software, finances, markets, properties, methods of doing business, processes, customers, staff


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resumes, employee compensation or suppliers, whether or not such information is labeled or otherwise identified as confidential. "Confidential Information" does not include information that: (i) is part of the public knowledge or literature or becomes part of the public knowledge or literature, in either case from a source other than you or a source acting at your direction, (ii) is received by you in writing from a third party who is entitled to convey such information to the public, or (iii) is required by law or court order to be disclosed. Upon termination of your employment hereunder, you will deliver to the Company all equipment, records, copies of records and any other written information of or pertaining to the Company or any subsidiary of the Company which is then in your possession.


         6. CERTAIN REMEDIES. You and the Company acknowledge that, in the event of a breach or a threatened breach by you of any of you obligations under Paragraphs 4 or 5 of this Agreement, the Company will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by you, the Company will be entitled to such equitable and injunctive relief as may be available to restrain you and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach, including the recovery of damages.


         7. MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT. This Agreement, together with the Incentive Stock Option Agreement and Stock Option Plan referred to herein, constitutes the entire Agreement between the parties with respect to the subject mater hereof, and supersedes all prior agreements relating hereto. No amendment hereto shall be effective unless in writing and signed by both parties.

                  (b) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts made and performed in New York. Any legal action or proceeding with respect to this Agreement or any transaction related hereto shall be brought in the courts of the State of New York or of the United States District Court for the Southern District of New York, and, by the execution and delivery of this Agreement, each of the parties hereto hereby consents for itself and in respect of its property to the exclusive jurisdiction of the aforesaid courts and agrees that service of process in any legal action or proceeding with respect to this Agreement or any transaction related hereto may be made on such party by delivery of such process by certified mail, return receipt requested, to such party at its address set forth in the heading hereof with the same effect as if such process were personally served on such party within the State of New York. Each of the parties hereto hereby irrevocably waives, to the extent permitted by applicable law, any objection, including, but not limited to, any objection to the laying of venue or based on the ground of forum non conveniens, which it may now or hereafter have to the bringing of any action or


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proceeding in such jurisdictions in respect of this Agreement or any transaction related hereto. Nothing contained herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

                  (c) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law; if such construction is not possible, then such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  (d) SUCCESSORS AND ASSIGNS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. You shall not be entitled to assign any of your rights or obligations under this Agreement.

                  (e) NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon delivery as evidenced by delivery receipt via overnight delivery service or registered or certified mail to (x) if to you, at the address set forth above, and (y) if to Medscape, to 134 West 29th Street, New York, New York 10001; or such other address as either party shall designate to the other in accordance with this provision.

                  (g) NO MODIFICATION. No termination, alteration, modification or variation or waiver of this Agreement or any of the provisions hereof shall be effective unless in writing executed by the parties hereto, or in the case of a waiver, by the party or parties waiving compliance. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default. No course of dealing nor any delay on the part of either party in exercising any rights hereunder shall operate as a waiver of any such rights.

                  (h) COUNTERPARTS. This agreement may be executed in counterparts with the same force and effect as if each signatory had executed the same instrument.

                  (i) HEADINGS. The headings and captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (j) WITHHOLDING. Anything to the contrary notwithstanding, all payments required to be made by Medscape hereunder to you shall be subject to withholding of such amounts relating to taxes as Medscape may reasonably determine it should withhold pursuant to any applicable law or regulation.

                  (k) SURVIVAL. The provisions of Paragraphs 3, 4, 5, and 6, and of this Paragraph 7 shall survive the termination or expiration of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.





         If acceptable, please sign both copies of this letter agreement and return one fully executed original to me, and welcome to Medscape!

                                               Very truly yours,

                                               MEDSCAPE, INC.

                                               By: /s/ Paul T. Sheils
                                                   ______________________
                                                        Paul T. Sheils
                                                        President & CEO

AGREED AND ACCEPTED:

/s/ David Yakismischak
_________________________
David Yakismischak


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